Exhibit 10.11(b)

HORACE MANN SERVICE CORPORATION

EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE		EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO		May 16, 2013

TIER II PARTICIPANTS
EVP, Life & Retirement		March 22, 2012
EVP, Property & Casualty		July 1, 2015

TIER III PARTICIPANTS
SVP, Field Operations and Distribution		August 13, 2015**
SVP and Controller/Acting CFO		***

*Subject to acceptance within 30 days of effective date of participation.

**On April 13, 2017, the Company announced that Kelly Stacy, head of field operations, is leaving the Company effective April 21, 2017. Mr. Stacy’s current responsibilities will be absorbed by existing members of the management team.

***Designates an individual who, as of the Effective Date of Participation, is covered by a Severance Agreement, as defined in Section 4.3(c)(i) of the Plan.

Last updated: February 3, 2017